SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Event Requiring Report: December 29, 2003

SKINVISIBLE, INC.
(Exact name of registrant as specified in its charter)

NEVADA           000-25911      88-0344219
(State of Incorporation)            (Commission    (IRS Employer
                                                   File Number)    Identification #)

6320 South Sandhill Road, Suite 10
Las Vegas, Nevada 89120
_______________________________
(Address of Principal Executive Offices)

(702) 433-7154
__________________________________________
(Registrant's telephone number, including area code)

_________________________________
(Registrant's Former Name and Address)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

None

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

None

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

None

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

None

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Health First Distributors North America, Inc. Letter of Intent

On July 9, 2003, our wholly-owned subsidiary, Skinvisible Pharmaceuticals, Inc. ("Skinvisible"), entered into a letter of intent with Health First Distributors North America, Inc. of British Columbia, Canada ("Health First’) to grant Health First the exclusive marketing and distribution rights to the antimicrobial hand sanitizer product we manufacture that is identified as Triclosan 1% formula (the "Product"). On October 29, 2003, the parties revised the letter of intent.

Despite repeated assurances of payment from Health First, we have not received the second of the required non-refundable deposits in the amount of $100,000 USD that was due on November 30, 2003. As a result of Health First’s failure to satisfy the conditions precedent to entering into a formalized License Agreement, we have terminated negotiations with Health First and intend to retain the $100,000 non-refundable deposit previously paid by Health First as provided in the Letter of Intent.

European Launch Pad Consulting Agreement

In addition, on October 15, 2003 we announced that we had reached an agreement with Edward Fitzpatrick and European Launch Pad ("ELP") to provide a full market research report on a minimum of 16 sub-licensees in different countries in Europe for our products, along with locating a master licensee for Europe and subsequent sub-licensees in the territory to market and sell our product formulations and proprietary Invisicare polymers. We received notice from Mr. Fitzpatrick that he was terminating this agreement and will not provide any future services. We are negotiating with Mr. Fitzpatrick on the terms of the return of any shares of our common stock he has already received under the agreement.

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ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

None

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS

None

EXHIBITS

None

ITEM 8. CHANGE IN FISCAL YEAR

None

ITEM 9. REGULATION FD DISCLOSURE

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SKINVISIBLE, INC.

                                            By:
                                         /s/ Terry Howlett
                                        Terry Howlett
                                        Chief Executive Officer

                                                                                                                                                    Date : December 30, 2003

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